SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2003

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23125	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, CA 90404

(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 447-3870

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Document

99	Press release issued by Entravision Communications Corporation on May 7, 2003.

Item 9. Regulation FD Disclosure.

The information contained in this Item 9 of this Current Report on Form 8-K is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release Nos. 33-8216 and 34-47583.

Attached hereto as Exhibit 99 is a copy of the press release issued by Entravision Communications Corporation (the “Company”) on May 7, 2003, announcing its financial results for the three-month period ended March 31, 2003.

In the press release, the Company provided both historical and forward-looking information regarding broadcast cash flow and EBITDA as adjusted, each of which are non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of broadcast cash flow and EBITDA as adjusted is net loss.

Forward-Looking Non-GAAP Information

As permitted by Regulation G, the Company did not provide a reconciliation of the forward-looking broadcast cash flow and EBITDA as adjusted information to net loss because it could not do so without unreasonable efforts. Specifically, net loss is not accessible to the Company on a forward-looking basis because the Company cannot reasonably calculate two of the four components of that measure: (a) depreciation and amortization and (b) income tax.

(a)	Depreciation and amortization is unavailable to the Company on a forward-looking basis because a large component of that measure will be determined based on an appraisal of the assets acquired from Big City Radio, Inc. on April 16, 2003, which appraisal has not yet been completed. The Company currently estimates depreciation and amortization of between $11.0 million and $15.0 million for the three-month period ended June 30, 2003. Depreciation and amortization is a significant component of the Company’s net loss, but management cannot determine the likely significance of the impact of the Big City Radio appraisal to depreciation and amortization.

(b)	Income tax is unavailable to the Company on a forward-looking basis because a significant component of that calculation is depreciation and amortization, discussed above. The Company currently estimates income tax expense (benefit) of between $(1.5) million and $1.1 million for the three-month period ended June 30, 2003. Income tax is a significant component of the Company’s net loss, but because it is based in part on depreciation and amortization, management currently cannot determine the degree of such significance.

The reconciling information that is available without unreasonable effort is non-cash stock-based compensation and interest expense. For the three-month period ended June 30, 2003, non-cash stock-based compensation is currently estimated to be between approximately $0.1 million and $1.1 million. Interest expense for the same period is currently estimated to be between approximately $7.0 and $7.5 million.

Historical Non-GAAP Information

Please see the press release for a reconciliation of historical broadcast cash flow and EBITDA as adjusted information to net loss for each of the three-month periods ended March 31, 2003 and 2002.

In the guidance section of the press release, the Company also included historical broadcast cash flow and EBITDA as adjusted information for the three-month period ended June 30, 2002. A reconciliation of these non-GAAP measures to net loss for that same period follows:

Three Months Ended June 30, 2002
Broadcast cash flow (1)	$20,271
Corporate expenses	3,435

EBITDA as adjusted (1)	16,836
Non-cash stock-based compensation	621
Depreciation and amortization	8,453

Operating income	7,762
Interest expense	(5,975)
Loss on sale of assets	(358)
Interest income	68

Income before income taxes	1,497
Income tax expense	(5,871)

Net loss before equity in earnings of nonconsolidated affiliates	(4,374)
Equity in earnings of nonconsolidated affiliates	18

Net loss	$(4,356)

(1)	Broadcast cash flow and EBITDA as adjusted are defined on page 1 of the press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: May 9, 2003	By:	/s/ WALTER F. ULLOA
Walter F. Ulloa
Chairman and Chief Executive Officer